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SCHEDULE 13D (CONT.)                                                 PAGE 7 OF 7
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                                    EXHIBIT A

                            JOINT FILING UNDERTAKING

         The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to the Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated:   July 25, 1996

RONALD TUTOR                                 TUTOR-SALIBA CORPORATION



                                             By:  /s/ RONALD TUTOR
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                                                  Ronald Tutor, its President